RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in Registration Statement No. 333-178042 and No. 333-174326 on Form S-3, and No. 333-27877, No. 333-118622, No. 333-114488, and No. 333-158572 on Form S-8, of all references to our firm’s name and audit of portions of Fidelity Exploration & Production Company’s (“Fidelity”) proved oil, NGL and natural gas reserves estimates as of December 31, 2012, as described in our letter to Fidelity dated January 30, 2013, included in or made a part of MDU Resources Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. Ryder Scott Company, L.P. recognizes Fidelity is an indirect wholly owned subsidiary of MDU Resources Group, Inc. who makes filings with the Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm License No. F-1580

Houston, Texas
February 28, 2013

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